NEWS RELEASE

For Immediate Release
Astronics Corporation Appoints Mark Moran to Board of Directors
EAST AURORA, NY, December 19, 2018 – Astronics Corporation (Nasdaq: ATRO), a leading supplier of advanced technologies and products to the global aerospace, defense, and semiconductor industries, today announced the appointment of Mark Moran to its Board of Directors, effective December 14, 2018. The addition of Mr. Moran as an independent director brings the Astronics Board to nine directors, eight of whom are independent. He will serve on the Compensation Committee and the Nominating and Corporate Governance Committee.
Kevin T. Keane, Chairman of the Board, commented, “Mark’s leadership and extensive world-class aerospace experience enhances our already strong board. His operational insights, developed across global and regional airlines, will add valuable perspectives, especially as the Company enhances its position in the connected aircraft market.”
Mark Moran, age 62, brings significant aerospace engineering and operations experience spanning nearly 40 years. He spent 17 years with Continental Airlines prior to its acquisition by United. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest airline with 2,600 daily flights to over 260 airports. He retired from his position as Chief Operating Officer with Continental in 2012. Prior to that, Mr. Moran served ten years with USAir/Piedmont, and before that, five years with Boeing Corporation (NYSE: BA). He is a graduate of Marquette University, where he earned a Bachelor of Science degree in Engineering.
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) is a leading supplier of advanced technologies and products to the global aerospace, defense and semiconductor industries. Astronics’ products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification and automated test systems. Astronics’ strategy is to increase its value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to its targeted markets and other markets where its technology can be beneficial. Through its wholly owned subsidiaries, Astronics has a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its website at www.astronics.com.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the state of the aerospace, defense, consumer electronics and semiconductor industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

For more information, contact:
Company                        Investors
David Burney, CFO                     Deborah K. Pawlowski
Astronics Corporation                    Kei Advisors LLC
T: 716.805.1599 x 159                    T: 716.843.3908
david.burney@astronics.com                dpawlowski@keiadvisors.com

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